                                                                   EXHIBIT 10.37


                         AMENDMENT TO LEASE AGREEMENT


          This Amendment to Lease Agreement (the "Amendment") is entered into effective as of December 20, 1993 between Beni Toledano and Jacqueline G. Toledano (collectively, the "Landlord") and House of Blues New Orleans Restaurant Corp. (the "Tenant"), formerly known as House of Blues Partnership Management Corporation.

                                 INTRODUCTION

          A. Beni Toledano, as Landlord, and House of Blues Partnership Management Corporation, as Tenant, entered into that certain Lease Agreement (the "Lease") dated October 15, 1992, and pertaining to a portion of the property located at 215-225 Decatur Street in New Orleans, Louisiana.

          B. Landlord and Tenant have agreed to amend the Lease in accordance with the terms of this Amendment.

          In consideration of the terms of this Amendment, the Landlord and Tenant do hereby amend the Lease as follows:

                                   AMENDMENT

          1.   Name Of Tenant.  Tenant represents that it has changed its name
               --------------
from House of Blues Partnership Management Corporation to House of Blues New Orleans Restaurant Corp. and that its employer identification number is 75-2454653. Accordingly, the name of Tenant for purposes of the Lease shall be "House of Blues New Orleans Restaurant Corp."

          2.   Landlord. Jacqueline G. Toledano hereby executes the Lease as
               --------
Landlord. Accordingly, the term "Landlord" as used in the Lease shall mean Beni Toledano and Jacqueline G. Toledano.

          3.   Assignment by Landlord. The second sentence in Section 6.2 of the
               ----------------------
Lease is hereby deleted and the following is inserted in its place:

          "If Landlord sells or otherwise transfers the Property and the transferee assumes Landlord's obligations under this Lease arising after the date of the transfer, (a) Landlord shall be released from any further obligations under this Lease arising after the date of the transfer and Tenant shall look solely to the successor in interest of Landlord for performance of these obligations, and (b) the transferee shall have no liability for any obligations or liabilities that arose prior to the date of the transfer and Tenant shall look solely to Landlord for the satisfaction of these obligations and liabilities."

          4.   Completion of Initial Construction.  Section 8.1 of the Lease
               ----------------------------------
obligates Tenant to complete the Initial Construction no later than October 14, 1993. Landlord and Tenant have agreed to extend the completion date until April 15, 1994. Accordingly, the second and third sentences of the first paragraph of
Section 8.1 are hereby deleted and the following is inserted in their place:

          "The Initial Construction began before the effective date of this Amendment. The Initial Construction itemized in the Approved Plans shall be substantially completed on April 15, 1994."

Also, subparagraph (a) in the second paragraph of Section 8.1 is hereby deleted and the following is substituted in its place:

          "(a) The Exhibit C Work itemized in the Approved Plans and the remainder of the Initial Construction itemized in the Approved Plans are substantially completed in accordance with the Approved Plans no later than April 15, 1994;".

          4A.  Definition of Initial Construction.  The term "Initial
               ----------------------------------
Construction" shall mean the demolition, construction and improvement of the Property in accordance with the Approved Plans and shall also specifically include all of the Exhibit C Work.

          5.   Substantial Completion.  The phrases "substantially completed"
               ----------------------
and "substantial completion" as used in this Lease shall mean the Initial Construction is sufficiently complete in accordance with the Approved Plans so Tenant can occupy or utilize the Demised Premises for its intended use.

          6.   Rental Credit for Exhibit C Work.  Section 3.1(h) provides for a
               --------------------------------
rental credit in the amount of $61,000.00 for the Exhibit C Work (the "Exhibit C Rental Credit"). Section 3.1(h) also provides that Tenant is entitled to the Exhibit C Rental Credit only if the requirements in Section 8.1 are satisfied. Tenant has already taken a portion of the Exhibit C Rental Credit even though all requirements in Section 8.1 have not yet been satisfied. Landlord and Tenant have agreed that Tenant may continue to take the Exhibit C Rental Credits during the period of Initial Construction and that if the requirements in
Section 8.1, as amended hereby, are not satisfied, Tenant will reimburse Landlord for the amount of the Exhibit C Rental Credits previously taken. Accordingly, the following is added at the end of the second paragraph of
Section 3.1(h):

          "Tenant may utilize the rental credits for the Exhibit C Work in accordance with this schedule even though a portion of the rental credit may be taken before the requirements in Section 8.1 are satisfied. If a requirement in Section 8.1 is not satisfied within 30 days after receipt by Tenant of a written notice from Landlord of Tenant's failure to comply with its obligations, Tenant shall not he entitled to any further rental credits for the Exhibit C Work and Tenant shall pay to Landlord within five (5) days after expiration of the 30-day cure period the full amount of the rental credits for the Exhibit C Work previously taken by Tenant plus interest at the legal rate (as defined in Louisiana Civil Code Article 2924B(3)) from the date the rental credit was taken until paid."

          7.   Security for Initial Construction.  Section 8.6 is hereby deleted
               ---------------------------------
and the following is substituted in its place:

          "If the Lease terminates for any reason before substantial completion of the Initial Construction, specifically including the Exhibit C Work, Isaac Tigrett does hereby agree to pay to Landlord the lesser of
          (a) $l,000,000, or (b) the cost to complete the Infrastructure (as hereafter defined)in the Building in accordance with the Approved Plans and the requirements of Section 8.8. The Infrastructure means the following portions of the Initial Construction: (i) All foundation and structural work; (ii) All utilities, including electric, gas and water; (iii) All mechanical, including plumbing; (iv) All sprinkler and fire protection systems; and (v) All ingress and egress, including elevators and stairways. The amount due shall be payable on the date of termination of the Lease and shall bear interest from and after that date at the legal rate (as defined in Louisiana Civil Code
          Article 2924B(3)). If the parties are unable to agree on the amount due, the amount shall be determined by arbitration in accordance with the terms of Section 14.6 of the Lease. The amount payable by Isaac Tigrett shall constitute stipulated damages, shall be payable without deduction or set-off and shall not be credited against any rent, charges or damages paid or payable by Tenant."

          8.   Tax and Insurance Contributions.  Sections 3.3 and 3.4 of the
               -------------------------------
Lease obligate Tenant to pay to Landlord tax and insurance contributions based on Tenant's proportionate share of the real estate taxes and insurance premiums. Landlord and Tenant have agreed that for the years 1992, 1993 and 1994 Tenant's proportionate share for the purposes of Sections 3.3 and 3.4 shall be 85%.

          9.   Release and Indemnity.  For and in consideration of the execution
               ---------------------
of this Amendment, Tenant does hereby release, waive and forever discharge Landlord and Landlord's employees, agents, representatives, attorneys, consultants, successors and assigns of and from any and all claims, causes of action, damages, obligations and liability, whether now known or unknown, whether accrued or contingent, based on acts or omissions on or before the date of this Amendment and arising out of, pertaining to or in any way related to the Lease, the Property or the Initial Construction, including but not limited to any claim for loss of income or any claim for interference with or delay in the performance of the Initial Construction.

          Contemporaneously with execution of this Amendmendment, Tenant shall obtain and deliver to Landlord releases from CAFCO, CT Management, Inc. and Eckert Construction Company in the form attached hereto as Exhibits A-l through A-2.

          Tenant does hereby agree to defend, indemnify and hold harmless Landlord and Landlord's partners, shareholders, officers, directors, employees, agents, consultants, representatives, insurers, attorneys, successors and assigns (collectively, the "Indemnitees") from and against any and all claims, causes of action, demands, damages and liabilities, including but not limited to any claim for loss of income or any claim for interference with or delay in the performance of the Initial Construction, whether now known or unknown, whether accrued or contingent, based on acts or omissions on or before the date of this Amendment and arising out of, pertaining to or in any way relating to the Lease, the Property or the Initial Construction and asserted now or hereafter by CAFCO, CT Management, Inc., and/or Eckert Construction Company (collectively, "Tenant's Agents"). Expenses incurred in defending an action, suit or proceeding by one or more of Tenant's Agents against one or more of the Indemnitees and arising out of, pertaining to or in any way related to the Lease, the Property or the Initial Construction shall be paid by Tenant in advance of the final disposition thereof upon receipt of an undertaking by the Indemnitee to repay the amount if it is ultimately determined that the Indemnitee is not entitled to indemnification by Tenant.

          10.  Gross Sales.  The definition of Gross Sales for the purpose of
               -----------
determining percentage rent was intended to include all Gross Sales from food and beverage (includiing alcoholic) generated by the business. The Approved Plans indicate the business may be expanded to the building located at 229 Decatur St. (hereafter the "Werlein's Building"). Landlord does hereby approve the expansion of the business to the Werlein's Building. The plans and specifications for the connection(s) between the Werlein's Building and the Demised Premises to accommodate this expansion shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. In consideration of the foregoing Tenant agrees that, if a business in the Werlein's Building is an expansion of the business conducted in the Demised Premises, the Gross Sales from food and beverages (including alcoholic) from the Werlein's Building will be added to the Gross Sales from the Demised Premises for the purpose of determining percentage rent. Accordingly, the first sentence of Section 3.2(c)is hereby deleted and the following is substituted in its place:

          "The term Gross Sales means (a) the aggregate dollar amount of all sales of food and beverages (including alcoholic) by Tenant and all assignees, licensees, concessionaires, subtenants and others at or from the Demised Premises, plus (b) if a business in the property located at 229 Decatur Street is an expansion of the business conducted in the Demised Premises, the aggregate dollar amount of all sales of food and beverages (including alcoholic) by Tenant and all assignees, licensees, concessionaires, subtenants and others at or from such business located in the property at 229 Decatur Street."

          11.  Approved Plans.  The last paragraph of Section 8.1 of the Lease
               --------------
is hereby deleted and the following is substituted in its place:

          "Landlord has reviewed and does hereby approve the plans for the renovation and improvement of the Demised Premises described on Exhibit B attached hereto (the "Approved Plans"). Each sheet of the Approved Plans has been initialed by Landlord and Tenant. These plans shall hereafter be the "Approved Plans" for the purposes of the Lease. The Initial Construction shall be performed in accordance with the Approved Plans.

          Landlord shall have the right to review and approve the following changes to the Approved Plans (the "Material Changes"):

          (a) Change to the Exhibit C Work, whether or not the change is material; or

          (b) The change, either separately or together with other changes, is a material change to the structural, mechanical or electrical documents.

          The term "material" as used in subparagraphs (a) and (b) above means having real importance or great consequences to Landlord's interest in either (a) the remainder of the Building outside of the Demised Premises, or (b) the structural, mechanical or electrical integrity of the Demised Premises after termination of this Lease by default or expiration of the Term.

          Landlord has no interest in and has no right to review and approve changes to the Approved Plans that are not Material Changes. Landlord's approval of a Material Change shall be in writing. Landlord shall not unreasonably withhold its consent to a proposed Material Change.

          Tenant shall submit to Landlord in writing a proposed Material Change to the Approved Plans as soon as the proposed change is available. Tenant shall deliver the proposed Material Change to Landlord's designated representative. Until Landlord provides written notice to Tenant of a change concerning its representative, Landlord's designated representative for this purpose shall be Landlord's architect, John C. Williams, whose address for the purposes of delivering notices hereunder is One Canal Place, 365

          Canal Street, Suite 2900, New Orleans, Louisiana 70130 and whose facsimile number is (504) 566-0897. Landlord shall have 4 business days (Monday through Friday, excluding legal holidays in the City of New Orleans) within which to approve or disapprove the proposed Material Change. Landlord shall deliver its response to Tenant's designated representative by personal delivery, facsimile, courier or other similar form of delivery. Until Tenant provides written notice to Landlord of a change concerning its representative, Tenant's designated representative shall be Tom Clark, whose address for the purposes of delivering notices hereunder is at the Demised Premises and whose facsimile number is (504) 524-8209. If Landlord fails to deliver its response within the required 4 business days, the proposed Material Change to the Approved Plans shall be deemed to have been approved by Landlord. If Landlord disapproves a proposed Material Change, Landlord shall deliver to Tenant along with the notice of disapproval Landlord's reasons for the disapproval plus a reasonable alternative, if a reasonable alternative is then known, to the rejected proposed Material Change.

          Tenant shall, to the extent feasible, obtain Landlord's approval to a proposed Material Change before performing the work. There may, however, be situations in which it is not feasible to obtain Landlord's consent to a Material Change before the work is performed. In these cases, Landlord recognizes Tenant's legitimate scheduling and construction requirements and acknowledges that this approval process cannot delay the performance of the work. In these cases, Tenant may perform the work prior to obtaining Landlord's prior approval to the Material Change, provided, however, Tenant must still submit the proposed Material Change to Landlord for its approval. If Landlord subsequently disapproves the proposed Material Change, Tenant shall either invoke the arbitration provisions contained in the following paragraph or make the necessary changes to the Initial Construction to make the work conform to the Approved Plans without the disapproved Material Change.

          If Landlord disapproves a proposed Material Change to the Approved Plans, Tenant may at any time thereafter initiate an arbitration proceeding to contest Landlord's decision. The arbitration shall be conducted in accordance with the terms of Section 14.6 of this Lease. If the arbitrator(s) determine that Landlord has unreasonably withheld its approval for the proposed

          Material Change, the arbitrator(s) may overrule Landlord's decision and grant the requested approval for the proposed Material Change. If the arbitrator(s) determine that Landlord did not unreasonably withhold its approval, Tenant shall not make the proposed Material Change or, if already made, make the necessary changes to the Initial Construction to make the work conform to the Approved Plans without the disapproved Material Change.

          Within 60 days after substantial completion of the Initial Construction, Tenant shall deliver to Landlord a complete reproducible set of as-built plans of the Initial Construction.

          Notwithstanding Landlord's right to review and approve the Approved Plans and any Material Changes thereto, Landlord and its consultants and representatives shall have no liability for a failure to discover and/or disclose a defect, deficiency, error or omission in the Approved Plans or any changes thereto or for the non-compliance of the Approved Plans or any changes thereto with the terms of this Lease or applicable laws, building codes or regulations.

          Tenant shall assign to Landlord all warranties and guarantees from the elevator manufacturer, installer and others pertaining to the street and alley elevators. The assignment of the warranties and guarantees, for the street elevator shall be effective as of the completion of installation of the elevator. The assignment of the warranties and guarantees for the alley elevator shall be effective as of the date of termination of this Lease.

          Landlord and Tenant acknowledge that the Approved Plans do not include plans for all of the Exhibit C Work. Tenant remains obligated to perform all of the Exhibit C Work. Approval by Landlord of the Approved Plans shall not modify Tenant's obligation to complete all of the Exhibit C Work. With respect to the portion of the Exhibit C Work that is not included in the Approved Plans, Tenant shall prepare and submit to Landlord for Landlord's approval plans and specifications for the work, which approval shall not be unreasonably withheld. When these additional plans and specifications are approved by Landlord, these plans and specifications shall become part of the Approved Plans.

          Without limiting the generality of the foregoing, the Approved Plans do not include plans for the following major items in Exhibit

          C: (a) completion of the street and alley elevators from the fourth floor to the fifth floor as required by paragraphs C(1) and (2) of Exhibit C (the "Elevators Extension"); (b) completion of the stairs from the fourth floor to the fifth floor as required by paragraph C(4)of Exhibit C (the "Stairs Extension"); and (c) the sound separation as required by paragraph C(15) of Exhibit C (the "Sound Separation"). Tenant shall begin the Elevators Extension and the Stairs Extension as soon as possible after notice by Landlord but in no event later than ninety (90) days after a notice to proceed from Landlord. Tenant shall complete the Elevators Extension and the Stairs Extension within ninety (90) days after the date of commencement of this work.

          Notwithstanding anything to the contrary in this Lease, the construction contract or contracts for the Elevators Extension, the Stairs Extension and the Sound Separation shall each include a bond for the full amount of the contract (which bond shall name Landlord as an additional insured and shall comply with the requirements of La. R. S. 9:4801 et. seq.) and shall be filed (with the bond attached) in the Office of the Recorder of Mortgages for the Parish of Orleans prior to commencement of work under the contract.

          As of the date of this Amendment, Landlord and Tenant have not agreed upon the appropriate sound separation required by paragraph C(15) of Exhibit C. Tenant contends that the sound separation provided or proposed to be provided by Tenant satisfies Tenant's obligations under the Lease. Landlord contends that additional and/or alternative sound separation is required to be provided by Tenant. In an effort to accommodate the timely opening of Tenant's business, Landlord and Tenant have agreed to reserve all rights with respect to the sound separation issue and defer resolution of this dispute until after the opening of Tenant's business in accordance with the following. Within forty-five (45) days after the public opening of Tenant's business, Landlord and Tenant shall complete their review of the actual results of the sound separation provided by Tenant and attempt to resolve this dispute. If Landlord and Tenant are unable to resolve the dispute within this 45-day period, either Landlord or Tenant may initiate arbitration in accordance with the terms of Section 14.6 of the Lease, to resolve the dispute."

          12.  Construction Requirements.  The following is added at the end of
               -------------------------
subparagrahp 8.8(b):

          "Notwithstanding Landlord's inspection of the work, Landlord and its consultants and representatives shall have no liability for a failure to discover and/or disclose a defect, deficiency, error or omission in the work or for the non-compliance of the work with the terms of this Lease, the approved plans and specifications or applicable building laws, building codes or regulations."

          13.  Werlein's Building - Kitchen.  Landlord has reviewed and does
               ----------------------------
hereby approve the plans for Tenant's kitchen as described in the Approved Plans, which kitchen is located in both the Demised Premises and the Werlein's Building. In addition to Landlord's right to review and approve Material Changes to the Approved Plans, Landlord shall have the right to review and approve proposed changes to the kitchen, which approval shall not be unreasonably withheld. For these purposes, Landlord's approval rights shall be limited to ascertaining whether the kitchen in the Demised Premises constitutes sufficient space and infrastructure facilities capable of allowing future tenants or Landlord to service the patrons of the business in the Demised Premises.

          Landlord acknowledges that Tenant has kitchen facilities in the rear of the building located at the Werlein's Building. Landlord hereby consents to two (2) openings in the wall separating the kitchen in the Demised Premises from the ancillary kitchen facilities in the Werlein's Building in accordance with the Approved Plans. The connection between the kitchen in the Demised Premises and the ancillary kitchen facilities in the Werlein's Building shall be used only to connect the two kitchen facilities. It shall be used only by kitchen personnel and other employees of Tenant utilizing the kitchen facilities. It shall not be used by patrons of the business except for fire or other hazard exit if required by any applicable code. Tenant's right to use the openings described above in this Section 13 shall terminate on the earlier to occur of (a) the permanent termination of the use of Werlein's Building as ancillary facilities or (b) the termination of this Lease. Upon the termination of Tenant's right to use the openings, Tenant shall reinstall the brick infill and close the openings in accordance with the requirements described below in Section 27.

          14.  Division of Werlein's Building Lease.  Tenant is the lessee of
               ------------------------------------
the Werlein's Building under that certain Lease Agreement (the "Werlein's Lease") dated April 30, 1993, by and between Jules Cahn, James Cahn and Michael Wilkinson, as landlord. Contemporaneously with the execution of this Amendment, Tenant shall cause the owners of the Werlein's Building to agree to split the Werlein's Lease into the following two leases in the event of an uncured default or termination of this Lease or the Werlein's Lease:

          (a) A lease of the area(s) where the HVAC equipment will be located (the "HVAC Pad Portion"); and

          (b) A lease of the remainder of the Werlein's Building, excluding the HVAC Pad Portion.

The HVAC equipment for the Demised Premises (as described below in Section 19 of this Amendment) shall be in the portion of the premises covered by the HVAC Pad Portion of the Werlein's Lease.

          15.  Werlein's Building - Option to become Assignee.  Tenant does
               ----------------------------------------------
hereby irrevocably grant to Landlord the option to become the assignee of the entire Werlein's Lease or the lessee under a separate lease of the HVAC Pad Portion of the Werlein's Lease. Landlord shall only have the right to exercise this option upon the occurrence of one of the following events: (a) termination of this Lease; or (b) default by Tenant under the Werlein's Lease, which default is not cured by Tenant five (5) working days before expiration of the cure period. In the event of an occurrence of one of these events, Landlord may exercise its option by providing a written exercise notice to Tenant and to the owners of the Werlein's Building no later than 60 days after the termination of this Lease if this Lease is terminated or before the termination of the Werlein's Lease if there is an uncured default thereunder. Upon the exercise of this option and without any further action, Landlord shall become the assignee of the entire Werlein's Lease or the lessee under a separate lease of the HVAC Pad Portion of the Werlein's Lease. If Landlord elects to become the lessee under a separate lease of the HVAC Pad Portion of the Werlein's Lease, the separate lease shall be on the same terms and conditions as the current form of the Werlein's Lease, except (a) the rent for the HVAC Pad shall be $500 per year, (b) the tenant under the separate lease for the HVAC Pad shall have the continuing option to terminate the lease by forfeiting any prepaid rent, and (c) the tenant under the separate lease of the HVAC Pad shall not be responsible for any portion of the taxes, insurance and maintenance of the land, buildings or any portion thereof. The provisions of this Section 15 shall survive the termination of the Lease.

          16.  Werlein's Building - Option to Purchase.  Pursuant to Article
               ---------------------------------------
XXXIV of the Werlein's Lease, Tenant has the option to purchase the Werlein's Building. If Tenant does not exercise its option to purchase the property prior to June 30, 1994, Tenant does hereby irrevocably assign to Landlord the right to exercise the option to purchase the Werlein's Building in Landlord's own name provided that Landlord exercises the option on or before August 31,

1994. If Landlord fails to exercise its option by August 31, 1994, Landlord's right to exercise the option shall thereupon terminate. If Landlord buys the Werlein's Building, Landlord agrees to purchase the building subject to the Werlein's Lease, as amended.

          17. Werlein's Building - Right of First Refusal. If Tenant becomes the
              -------------------------------------------
owner of the Werlein's Building at any time during the Term of this Lease, Landlord shall have a right of first refusal to purchase the Werlein's Building in accordance with the terms of this Section 17 of this Amendment. If Tenant purchases and thereafter desires to sell the Werlein's Building at any time during the Term of this Lease, Tenant shall first give to Landlord a notice ("First Refusal Notice") stating that Tenant desires to sell the Werlein's Building and stating the terms and conditions upon which Tenant is willing to sell (the "Proposed Terms"). The First Refusal Notice shall constitute an offer by Tenant to Landlord to sell the Werlein's Building to Landlord on the Proposed Terms. Tenant may send a First Refusal Notice whether or not there is a prospective purchaser. Landlord may accept the offer and agree to purchase the Werlein's Property on the Proposed Terms by delivering to Tenant within fourteen
(14)days after receipt of the First Refusal Notice Landlord's unqualified written acceptance of the offer. If Landlord accepts the offer, Landlord shall purchase the Werlein's Building from Tenant in accordance with the Proposed Terms. If Landlord does not accept Tenant's offer, Tenant may sell the Werlein's Building to any other person or entity on terms and conditions that are no more favorable financially to the prospective purchaser than the Proposed Terms (considering both as a whole rather than comparing specific individual items) at any time within 180 days after the expiration of Landlord's 14-day first refusal option. Before entering into the sale, Tenant shall deliver to Landlord for Landlord's review a copy of the terms of the proposed sale, which copy if so designated by Tenant may constitute a new First Refusal Notice within the meaning of the following paragraph. Tenant may delete from the copy delivered to Landlord the name of the proposed purchaser, if known, and any other confidential information that is not relevant to Landlord's comparison of the financial terms of the proposed sale to the Proposed Terms. If Landlord fails to notify Tenant within fourteen (14) days after receipt of the proposed sale that the proposed sale, as a whole, is more favorable financially to the prospective purchaser than the Proposed Terms, then any objection Landlord may have to the proposed sale shall be deemed waived.

          If at any time during the 180-day period described in the previous paragraph Tenant proposes to sell the Werlein's Building on terms and conditions that are more favorable financially to the prospective purchaser than the Proposed Terms, then Tenant shall first re-offer the Werlein's Building to Landlord on the new terms and conditions. The re-offer shall be made by sending to Landlord a new First Refusal Notice containing the new Proposed Terms. Landlord may accept the new offer and agree to purchase the Werlein's Property on the new Proposed Terms by delivering to Tenant within fourteen (14) days after receipt of the new First Refusal Notice Landlord's unqualified written acceptance of the new offer. If Landlord accepts the new offer, Landlord shall purchase the Werlein's Building from Tenant in accordance with the new Proposed Terms. If Landlord does not accept Tenant's offer, Tenant may sell the Werlein's Building to any other person or entity on terms and conditions that are no more favorable financially to the prospective purchaser than the new Proposed Terms (considering both as a whole rather than comparing specific individual items) at any time within 180 days after the expiration of Landlord's 14-day first refusal option.

          18. Werlein's Building - Donation of Dog-Leg Portion. If Tenant
              ------------------------------------------------
becomes the owner of the Werlein's Building and if Tenant desires to sell or otherwise transfer the Werlein's Building to a third party not affiliated with Tenant or its affiliates or Landlord or its affiliates or if the Lease terminates, Tenant shall prior to the sale or other transfer or within 30 days after the termination of the Lease donate to Landlord the property (land and improvements) covered by the one-story structure in the rear of the Werlein's Building (the "Dog-Leg Portion"). If a resubdivision of the Werlein's Building is required by applicable governmental authorities as a condition to the donation, Landlord shall obtain the resubdivision at its own cost and expense. Tenant shall cooperate with Landlord, including but not limited to executing the application for resubdivision. If a resubdivision cannot be obtained, then, instead of a donation, Tenant shall grant to Landlord a perpetual predial servitude to use the property covered by the Dog-Leg Portion.

          19. Werlein's Building - HVAC Pad. Landlord and Tenant intend to
              -----------------------------
locate on the roof of the Werlein's Building their respective HVAC equipment for the Building. Landlord and Tenant have approved this arrangement subject to the following conditions.

          Tenant's HVAC equipment for the Demised Premises ("Tenant's HVAC Equipment")shall be located on the roof of the Werlein's Building in the area covered by the HVAC Pad Portion of the Werlein's Lease. Tenant shall be obligated to maintain and repair Tenant's HVAC Equipment on the Werlein's Building roof in accordance with the maintenance and repair obligations in
Section 9 of the Lease as if the equipment were located on the Demised
Premises

          During the entire term of the Werlein's Lease and at no charge to Landlord, Landlord's HVAC Equipment for the remainder of the Building outside of the Demised Premises ("Landlord's HVAC Equipment") may also be located in the area covered by the HVAC Pad Portion of the Werlein's Lease. Tenant shall have the right to review and approve Landlord's plans for Landlord's HVAC Equipment on the roof of the Werlein's Building, which approval shall not be unreasonably withheld. The installation, maintenance and repair of Landlord's HVAC Equipment on the roof of the Werlein's Building shall be performed by or on behalf of Landlord at Landlord's expense.

          Upon the earliest to occur of (a) the termination of this Lease or any extension or renewal hereof, (b) the termination of the Werlein's Lease as a result of a default by Tenant, or (c) the exercise of Landlord's option under
Section 15 of this Amendment to become the lessee under a separate lease of the HVAC Pad, all equipment and other items located on the premises covered by the HVAC Pad Portion of the Werlein's Lease, including all HVAC equipment, shall without any further action, become the property of Landlord without compensation to Tenant.

          As a result of the HVAC Pad arrangement, the Roof Pad will no longer be needed by Tenant. Accordingly, the first sentence of Section 1.2 of the Lease is hereby amended to read as follows:

          The "Demised Premises" consists of (a) all of the first two floors of the Building, including mezzanine areas located therein, but excluding the area to be occupied by the street elevator and street lobby and identified as the "Excluded Area" on sheet 1 of the plans attached hereto as Exhibit B, and (b) the portion of the Land consisting of the existing alley on the north side of the Building and the currently unimproved area in the rear of the Building.

          20. Werlein's Building - Vault. Tenant has informed Landlord that it
              --------------------------
will locate a vault in the Werlein's Building. The vault will contain transformers supplied by NOPSI. The electrical service for the Building will be provided from these transformers. If necessary to ensure reliable electrical service to the Building, including the portions of the Building outside of the Demised Premises, Tenant shall obtain from NOPSI and/or the owners of the Werlein's Building a servitude or other appropriate arrangement for the benefit of the Building. Landlord consents to one opening in the wall separating the Building and the Werlein's Building for the electrical line to provide electrical service from the transformer vault to the Building. Tenant's right to use this opening shall terminate on the earlier to occur of (a) the termination of this Lease, or (b) when electrical service for the Building is obtained from a location other than through this opening. Upon the termination of Tenant's right to use this opening, Tenant shall close the opening in accordance with the requirements described below in Section 27.

          21. Windows. Landlord intends to create up to eight (8) new windows in
              -------
the wall above the Demised Premises facing the Werlein's Building. To the extent Tenant's consent is required under the Lease or as tenant of the Werlein's Building, Tenant does hereby grant its consent to the creation of these windows as long as this work does not jeopardize Landlord's or Tenant's tax credit for the rehabilitation of the Building. Tenant shall make a good faith best effort attempt to obtain a similar consent from the owners of the Werlein's Building at no cost to Tenant.

          22. Tax Credit. Landlord and Tenant shall coordinate their respective
              ----------
work in the Building in an attempt to qualify for the tax credit for their respective projects. Landlord and Tenant shall make a good faith best effort attempt to qualify for the tax credit for their respective work. Neither Landlord nor Tenant shall take any action that jeopardizes the tax credit for the other party.

          23. Landlord's Expenses. Contemporaneously with the execution of this
              -------------------
Amendment, Tenant has paid to Landlord the sum of $25,000 to reimburse Landlord for its architectural, engineering and legal fees incurred in connection with the modification of the structural plans and the negotiation of this Amendment. Landlord hereby acknowledges receipt of the sum of $25,000 in full payment and satisfaction of any and all claims Landlord may have against Tenant in connection with the modification of the structural plans and the negotiation of this Amendment, including but not limited to architectural, engineering and legal fees.

          24. Arbitration. The first sentence of Section 14.6 of the Lease is
              -----------
hereby deleted and the following is substituted in its place:

          "Any dispute between the parties relating to the interpretation and enforcement of their rights and obligations under Sections 8.1 through 8.6, including but not limited to the Exhibit C Work and the remainder of the Initial Construction, shall be resolved solely by mandatory and binding arbitration in accordance with the provisions of this Section 14.6."

          25. Temporary Use of Roof Pad. From time to time during the Term of
              -------------------------
the Lease, Tenant shall have the right to use the roof of the Building to locate equipment used for broadcast or transmission of events, shows or productions staged at the Demised Premises. The equipment shall be located in an area on the roof designated by Landlord, which area shall be no larger than a square measuring ten (10) feet on each side. Tenant may use the roof for this purpose no more than seven (7) times each calendar year for a period of no more than five (5) days each time, unless otherwise approved by Landlord. Tenant shall notify Landlord in writing no less than five (5) days before each use of the roof for this purpose.

          26. Werlein's Building - Additional Office and Storage Facilities.
              -------------------------------------------------------------
Landlord acknowledges that Tenant has additional office and storage facilities on the second floor of the Werlein's Building. Landlord hereby consents to two openings in the wall between the Demised Premises and the Werlein's Building to connect these additional office and storage facilities to the Demised Premises. The openings shall be on the second floor of the Demised Premises at a location reasonably acceptable to Landlord. Landlord approves the location for the opening either in the "green room" or in the internal stairway that connects the first and second floors only of the Demised Premises. The openings shall not be in either of the two Building stairways. The connection between the Demised Premises and the Werlein's Building permitted pursuant to the terms of this
Section 26 shall be used only by Tenant's employees and the nightclub musicians and other performers. It shall not be used by patrons of the business except for fire or other hazard exit if required by any applicable code. Tenant's right to use these openings shall terminate on the earlier to occur of (a) the permanent termination of the use of the Werlein's Building as ancillary facilities or
(b) the termination of this Lease. Upon the termination of Tenant's right to use these openings, Tenant shall close the openings in accordance with the requirements described below in Section 27.

          27. Werlein's Building - Wall Openings. Other than the two openings
              ----------------------------------
for the additional office and storage facilities described above in Section 26, the one opening for the electrical line described above in Section 20 and the two openings to connect the kitchen facilities described above in Section 13, Tenant shall not make any openings in the wall separating the Building and the Werlein's Building without Landlord's prior written consent, which consent shall not be unreasonably withheld. All openings made by Tenant in the wall separating the Building and the Werlein's Building shall be equipped with doors required by applicable law. Upon the termination of Tenant's right to use an opening in accordance with the terms of Sections 13, 20 or 26, Tenant, at its sole cost and expense, shall reinstall the brick infill, provide appropriate safety and building code separations between the buildings and perform all other work required by governmental authorities as a condition to obtaining permits and other approvals for the elimination of the openings, including work necessitated by building codes. The provisions of this Section 27 shall survive the termination of the Lease.

          28. Parking Lot Access. The alley on the north side of the Building
              ------------------
adjoins the rear of a surface parking lot with an entrance on Iberville Street. Landlord shall have the right to open and maintain a gate or some other similar pedestrian access passageway in the fence separating the parking lot from the alley. The location of the gate shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. Landlord and Landlord's other tenants in the Building and their respective authorized guests shall have the right to use the gate, without charge, for pedestrian access to and from the Building and the parking lot. Tenant shall not block or unreasonably inhibit this pedestrian access. Landlord, at its expense, shall install or institute security devices or procedures to prevent unauthorized access from the parking lot to the Demised Premises.

          29. Trash Chute. The Approved Plans provide that the trash chute will
              -----------
end on the second floor of the Demised Premises. This makes the trash room inaccessible to Landlord. Consequently, Tenant has agreed to be responsible for the removal of the trash for as long as the trash room remains inaccessible to Landlord. Accordingly, the second paragraph in Section 8.5 of the Lease is hereby deleted and the following is inserted in its place:

          "Landlord and Landlord's other tenants in the remainder of the Building shall have the right to use the trash chute described in Exhibit C. Tenant, at Tenant's expense, shall be responsible for the removal and disposal of the trash deposited in the trash chute, including the trash from Landlord and Landlord's other tenants in the remainder of the Building, as long as the termination of the trash chute remains in the location depicted on the Approved Plans or in any other location that is not reasonably accessible to Landlord. If the termination of the trash chute is moved to a location that is reasonably accessible to Landlord, the cost of trash removal shall be shared by Landlord and Tenant in a fair and equitable manner to be determined by Landlord and Tenant at that time. Furthermore, if the trash compactor is owned by Tenant or an affiliate of Tenant, the trash compactor shall become the property of Landlord at the termination of the Lease without compensation to Tenant therefor."

          30. Default. Section 14.1 of the Lease is hereby deleted and the
              -------
following is inserted in its place:

          "If Tenant fails to make a payment of fixed minimum rent, percentage rent, tax contribution or insurance contribution (collectively, the "Rent")under this Lease promptly when due, Tenant shall have ten (10) working days after written notice of the default within which to cure the default. If Tenant fails to perform or is otherwise in default under any of the other terms, covenants or conditions of this Lease other than payment of the Rent, Tenant shall have thirty (30) calendar days after written notice to Tenant within which to cure the default if the default can reasonably be cured within thirty (30) days (without consideration of financial ability to cure the default). If a default other than payment of the Rent cannot reasonably be cured within thirty (30) days (without consideration of financial ability to cure the default), Tenant shall begin to cure the default within the thirty (30) day period and shall thereafter diligently and continuously continue to prosecute the cure to completion as soon as reasonably possible.

          If Tenant fails to cure a default specified above within the cure period specified above, Landlord may exercise one or more of the rights and remedies specified in Section 14.3 hereof."

          31. Miscellaneous. Attached hereto are certified resolutions of Tenant
              -------------
authorizing Isaac Tigrett to enter into this Amendment on behalf of Tenant. The parties hereby confirm and ratify the Lease, as amended by this Amendment. Except as otherwise amended by this Amendment, the Lease shall remain in full force and effect. Terms that are not otherwise defined in this Amendment shall have the meaning ascribed to them in the Lease. References in this Amendment to sections are meant to be sections of the Lease unless otherwise indicated in this Amendment.

                               LANDLORD:
                               /s/ Beni B. Toledano
                               ---------------------------------
                               Beni B. Toledano

                               /s/ Jacqueline G. Toledano
                               ---------------------------------
                               Jacqueline G. Toledano


                               TENANT:

                               HOUSE OF BLUES NEW ORLEANS
                               RESTAURANT CORP

                               By: /s/ Isaac Tigrett
                                  ------------------------------
                                  Isaac Tigrett, President

                               FOR PURPOSES OF SECTION 7 OF THIS AMENDMENT ONLY

                               /s/ Isaac Tigrett
                               ---------------------------------
                               Isaac Tigrett, Individually


Attachments - Certified Resolutions of Tenant
Exhibits A-1 through A-2 - Releases
Exhibits B - Description of Approved Plans